EXHIBIT 23(a)
                                                                -------------



                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                     -----------------------------------------


To HUBCO, Inc.

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated January 11, 1996 (except with respect to the matters discussed in Note 20, as to which the date is February 6, 1996) incorporated by reference in the Company's Form 10-K and to all references to our Firm included in or made a part of this Registration Statement.



                                   ARTHUR ANDERSEN LLP


Roseland, New Jersey
March 18, 1996